As filed with the Securities and Exchange Commission on March 6, 2013
Registration No. 333-124628

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
Under the
Securities Act of 1933

PINNACLE AIRLINES CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	03-0376558 (I.R.S. Employer Identification No.)

40 South Main Street
Memphis, TN 38103
(901) 348-4100
 (Address of Principal Executive Offices,
including Zip Code)

Pinnacle Airlines Corp., 2003 Stock Incentive Plan
(Full title of the plan)

Brian T. Hunt, Esq.
Senior Vice President and General Counsel
40 South Main Street
Memphis, TN 38103
(901) 348-4100
 (Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐                             Accelerated filer ☒                             Non-accelerated filer ☐                             Smaller reporting company ☐
                                 (Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment on Form S-3 relates to the Registration Statement on Form S-3 (File No. 333-124628) (the “Registration Statement”) of Pinnacle Airlines Corp. (the “Company”), which was originally filed with the Securities and Exchange Commission on May 4, 2005.  The Registration Statement registered a total of $121,000,000 principal amount of 3 ¼% Senior Convertible Notes due 2025 (the “Notes”) and 11,121,315 shares of Registrant common stock, par value $0.01 per share (the “Shares”).  In accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of the Notes and Shares registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on March 6, 2013.

Pinnacle Airlines Corp.

By: /s/ Brian T. Hunt Name: Brian T. Hunt Title: Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on March 6, 2013 by the following persons in the capacities indicated.

Signature	Title

By: /s/ John G. Spanjers	Chief Executive Officer and Director (Principal Executive Officer)
John G. Spanjers
By: /s/ Curtis Berchtold	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Curtis Berchtold
By: /s/ Donald T. Bomhorst	Director
Donald T. Bornhorst
By: /s/ Donald J. Breeding	Director
Donald J. Breeding
By /s/ Ryan J. Gumm	Director
Ryan J. Gumm
By: /s/ Loren Neuenschwander	Director
Loren Neuenschwander
By: /s/ Thomas S. Scheier Jr.	Director
Thomas S. Scheier, Jr.
By: /s/ Barry Wilbur	Director
Barry Wilbur